EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 2, 2002 relating to the financial statements and financial statement schedule, which appears in the 2002 Annual Report to Shareholders of Electronic Clearing House, which is incorporated by reference in Electronic Clearing House's Annual Report on Form 10-K for the year ended September 30, 2002.


/s/ PricewaterhouseCoopers LLP


Agoura Hills, California
February 19, 2003


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